Exhibit 1.1

19,324,677 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 2,753,246 Shares of Common Stock

SAB BIOTHERAPEUTICS, INC.

UNDERWRITING AGREEMENT

March 17, 2026

JEFFERIES LLC

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.
As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o UBS SECURITIES LLC

11 Madison Avenue

New York, New York 10010

c/o CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

c/o BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Introductory. SAB Biotherapeutics, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) (i) an aggregate of 19,324,677 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase an aggregate of up to 2,753,246 shares of Common Stock in a form to be mutually agreed upon by the Company and the Representatives (as defined below) (the “Pre-Funded Warrants”). The Firm Shares and the Pre-Funded Warrants to be sold by the Company are collectively called the “Firm Securities.” As used herein, “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,311,688 shares of Common Stock (the “Optional Shares”) as provided in Section 2. As used herein, the Optional Shares and the Firm Shares are collectively called the “Shares.” The Firm Securities, and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Securities.” Jefferies LLC (“Jefferies”), UBS Securities LLC (“UBS”), Citigroup Global Markets Inc. (“Citi”) and Barclays Capital Inc. (“Barclays”) have agreed to act as representatives of the several Underwriters (Jefferies, UBS, Citi and Barclays collectively, in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333‑292482, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated March 17, 2026, describing the Offered Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 6:35 p.m. (New York City time) on March 17, 2026. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto, and the pricing information set forth on Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Securities; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Securities; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.
Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:
(a)
Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.
(b)
Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S‑T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered

Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.
(c)
Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)
Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the Option (as such term is defined herein) granted to the several Underwriters in Section 2(c) and (ii) the completion of the Underwriters’ distribution of the Offered Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule B hereto and any Permitted Section 5(d) Communications.

(e)
The Underwriting Agreement. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities by the Company. This Agreement has been duly authorized, executed and delivered by the Company.
(f)
Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or any free writing prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or any free writing prospectus, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or any free writing prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(g)
Organization. The Company and each of its subsidiaries are duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, on or affecting (i) the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offered Securities, and the Pre-Funded Warrants or to consummate the transactions contemplated by this Agreement and the Pre-Funded Warrants.

(h)
Subsidiaries. The subsidiaries set forth on Exhibit 21.1 of the Company’s most recent Annual Report are the Company’s only significant subsidiaries (as such term is defined in Rule 1‑02 of Regulation S‑X promulgated by the Commission). Except as set forth in the Registration Statement, the Time of Sale Prospectus and in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of its subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of its subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
(i)
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by‑laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of (a) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing (each, a “Governmental Authority”), except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which is set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any documents incorporated by reference therein). To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any documents incorporated by reference therein).
(j)
No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or any free writing prospectus, if any (including any documents incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any documents incorporated by reference therein).
(k)
Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options or other equity awards under the

Company’s existing equity incentive plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.
(l)
Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and the Pre-Funded Warrants and perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by federal or state securities laws and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(m)
Authorization of the Offered Securities. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares. The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares have been duly authorized for issuance and upon exercise of the Pre-Funded Warrants and, when issued and delivered upon valid and proper exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and non-assessable. The issuance of the Warrant Shares will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The Pre-Funded Warrants and Warrant Shares will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(n)
No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement and the Pre-Funded Warrants, the issuance and sale by the Company of the Offered Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of FINRA or the NASDAQ in connection with the sale of the Offered Securities by the Underwriters.
(o)
No Preferential Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no person, as such term is defined in Rule 1‑02 of Regulation S‑X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise or vesting of options or other equity awards that may be granted from time to time under the Company’s equity compensation plans), (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Securities as contemplated thereby or otherwise.
(p)
Independent Public Accounting Firm. EisnerAmper LLP, or such other accountants (an “Accountant”), (i) whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report filed with the Commission or (ii) who reviewed the unaudited financial statements, and incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.
(q)
Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Registration Statement, the Time of Sale Prospectus and Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.
(r)
No Litigation. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority to which the Company or a subsidiary is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.
(s)
Consents and Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority (including, without limitation, the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws and regulations of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(t)
Regulatory Filings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has failed to file with the applicable Governmental Authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority. The Company has no knowledge of any studies, tests or trials not described in the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Prospectus.
(u)
Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by them (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company.
(v)
Clinical Studies. The preclinical studies and tests and clinical trials described in, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls designed and approved for such studies and pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus are accurate and complete in all material respects and fairly presents the data derived from such studies; the Company and its subsidiaries are not aware of any tests, studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and the Company has made all such filings and obtained all such approvals as may be required by the FDA or any committee thereof or from any other foreign, state or local Governmental Authority with respect to such clinical trials; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(w)
Market Capitalization. At the time the Registration Statement was or will be originally declared effective, and at the time the Company’s most recent Annual Report was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.
(x)
FINRA Matters. The information provided to the Underwriters by the Company for purposes of the Underwriters’ compliance with applicable FINRA rules in connection with the offering of the Offered Securities is true, complete, and correct and compliant with FINRA’s rules.
(y)
No Material Defaults. Neither the Company nor any of its subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.
(z)
Certain Market Activities. Neither the Company, nor any of its subsidiaries, nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”) with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Securities, and has taken no action that would directly or indirectly violate Regulation M.
(aa)
Broker/Dealer Relationships. Neither the Company nor any of its subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).
(bb)
No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.
(cc)
Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(dd)
Title to Real and Personal Property. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being leased by the Company and any of its subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.
(ee)
Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.
(ff)
Disclosure Controls. The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Other than as set forth in the Prospectus, since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a‑15 and 15d‑15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10‑K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10‑K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10‑K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Other than as set forth in the Prospectus, since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S‑K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.
(gg)
Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(hh)
Finder’s Fees. Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.
(ii)
Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.
(jj)
Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds from the sale of the Offered Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(kk)
Operations. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ll)
Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33‑8056; 34‑45321; FR‑61), required to be described in the Prospectus which have not been described as required.
(mm)
ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur that would result in a material loss to the Company, with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.
(nn)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, and no such Forward-Looking Statement has been accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.
(oo)
Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(pp)
Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(qq)
No Improper Practices. (i) Neither the Company nor its subsidiaries, nor any director, officer, or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any subsidiary or any of their respective products or services, and, (vi) neither the Company nor any subsidiary nor any director, officer or employee of the Company or any subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.
(rr)
No Misstatement or Omission in any Free Writing Prospectus. Each free writing prospectus, if any, as of its issue date and as of the Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any free writing prospectus, if any, based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.
(ss)
No Conflicts. Neither the execution of this Agreement or the Pre-Funded Warrants, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material

Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.
(tt)
Sanctions.
(i)
The Company represents that, neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or Person that is, or is owned or controlled by a Person that is:
(A)
the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor
(B)
located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria) (the “Sanctioned Countries”).
(ii)
The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(C)
to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or
(D)
in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)
The Entity represents and covenants that since April 24, 2019, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.
(uu)
Stock Transfer Taxes. On each of the First Closing Date and Option Closing Date, as applicable, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
(vv)
Compliance with Laws. The Company and each of its subsidiaries are in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would materially adversely affect the business of the Company or the business or legal environment under which the Company operates. Each of the Company and its subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.
(ww)
Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
(xx)
Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries have taken reasonable and appropriate steps to protect and secure the Company’s IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
(yy)
Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). None of the Company’s disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any of its subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(zz)
Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and comparable state health care data privacy and security laws; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the

Company; and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company, nor any of its officers, directors, employees or agents, have engaged in activities which are, as applicable, cause for liability under a Health Care Law. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
(aaa)
Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(bbb)
No Covered Activity. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(ccc)
Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Underwriters as to the matters set forth therein.

Section 2.
Purchase, Sale and Delivery of the Offered Securities.
(a)
The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of (i) 19,324,677 Firm Shares and (ii) 2,753,246 Pre-Funded Warrants. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares and Pre-Funded Warrants set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $3.619 (the “Share Purchase Price”) and the purchase price per Pre-Funded Warrant to be paid by the several Underwriters to the Company shall be $3.619 (minus $0.0001) (the “Warrant Purchase Price”).
(b)
The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Dentons US LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on March 19, 2026, or such other time and date not later than 1:30 p.m. New York City time, on March 19, 2026 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.
(c)
The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option (“Option”) to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,311,688 Optional Shares at the Share Purchase Price, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares. The Option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement (the “Option Period”). Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the Option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than one or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the Option at any time prior to its expiration by giving written notice of such cancellation to the Company.
(d)
Public Offering of the Offered Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.
(e)
Payment for the Offered Securities.
(i)
Payment for the Offered Securities to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)
It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and any Optional Shares the Underwriters have agreed to purchase. Each Representative, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
(f)
Delivery of the Offered Securities. The Company shall deliver, or cause to be delivered through the facilities of Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters the Firm Shares in accordance with the Representatives’ instructions at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered Securities may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. If the Representatives so elect, the certificates for the Offered Securities shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants on the First Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $3.85 (minus $0.0001) per Pre-Funded Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver the Pre-Funded Warrants to such purchasers on the First Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver the Pre-Funded Warrants to the Representatives; provided that, the Underwriters shall withhold $0.231 per Pre-Funded Warrant with respect to such Pre-Funded Warrants as an offset effected by the Company of its claim for payment by the Underwriters to the Company for the Shares against the Company’s obligation to pay the amount so withheld with respect to such Pre-Funded Warrants to the Underwriters. In the event that any purchaser of the Pre-Funded Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants on the First Closing Date, the Representatives shall either (i) make payment to the Company for such Pre-Funded Warrants at the Warrant Purchase Price or (ii) elect, by written notice to the Company, to receive Shares at the Share Purchase Price in lieu of all or a portion of such Pre-Funded Warrants contemplated to be sold under this Agreement. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. The Pre-Funded Warrants will be made available for inspection by the Representatives on the business day prior to the First Closing Date.
Section 3.
Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)
Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)
Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)
Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d)
Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(e)
Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)
Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(g)
Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the

Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c) hereof) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).
(h)
Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
(i)
Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(j)
Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares and the Warrant Shares.
(k)
Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(l)
Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.
(m)
Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares and the Warrant Shares on the NASDAQ.

(n)
Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.
(o)
Agreement Not to Offer or Sell Additional Shares of Common Stock. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any shares of Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of Common Stock or Related Securities; (iv) in any other way transfer or dispose of any shares of Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of Common Stock or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any shares of Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Offered Securities); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of Common Stock; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue shares of Common Stock or options to purchase shares of Common Stock, or issue shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) issue shares of Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but with respect to clauses (A) through (C), only if the holders of such Shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in their sole discretion, (D) file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to any existing equity incentive plan, (E) adopt a new equity incentive plan, including an inducement plan, or amend an existing equity incentive or inducement plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and press releases, if applicable pursuant to an inducement plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (E) and the foregoing clause (D) shall not be available unless each recipient, if such person is an officer or director of the Company, of shares of Common Stock or Related Securities, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares of Common Stock or Related Securities during the remainder of the Lock-up Period; (F) issue shares of Common Stock or Related Securities not exceeding, in the aggregate, that number of shares equal to five percent (5%) of the Company's outstanding shares at the time immediately after the First Closing Date, on an arm’s-length basis to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger, co-promotion or distribution arrangement, or the acquisition, in-licensing or out-licensing of any business products or technologies, and that prior to any issuance under this clause (F), each recipient of such shares of Common Stock or Related Securities shall execute and deliver to the Representatives a Lock-up Agreement substantially in the form of Exhibit A hereto for the balance of the Lock-Up Period; and (G) issue shares of Common Stock pursuant to the Sales Agreement, dated December 29, 2025, between the Company and UBS Securities LLC, as sales agent, or any replacement “at the market” offering program, provided, that in the case of clause (G), no such sales shall be made prior to the expiration of the Option Period, unless the Option has been fully exercised and all Optional Shares shall have been issued by the Company. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock.
(p)
Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; c/o UBS Securities LLC 11 Madison Avenue, New York, New York 10010 Attention: Special Equities Group Email: [***]; c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: (646) 834-8133): (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.
(q)
Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)
No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the shares of Common Stock or any reference security with respect to the shares of Common Stock, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(s)
Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its executive officers and directors that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(i) hereof.
(t)
Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided however, that the requirements of this Section 3(t) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.
(u)
Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.
(v)
Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Securities is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).
(w)
Warrant Shares Reserved. The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of its authorized but unissued and otherwise unreserved Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre- Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon exercise of the then outstanding Pre-Funded Warrants.

The Representatives, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.
Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares and the Warrant Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Securities, if applicable, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares and the Warrant Shares on the NASDAQ and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
Section 5.
Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).
Section 6.
Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
(a)
Comfort Letter. On the date hereof, the Representatives shall have received from EisnerAmper LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.
(b)
Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:
(i)
The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.
(ii)
No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.
(iii)
If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
(c)
No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:
(i)
in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and
(ii)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.
(d)
Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Dentons US LLP, counsel for the Company, dated as of such date, in the form in form and substance satisfactory to the Representatives.
(e)
Opinion of IP Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of DLA Piper LLP (US), intellectual property counsel for the Company, with respect to intellectual property matters, dated as of such date, in form and substance satisfactory to the Representatives.
(f)
Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)
Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect that:
(i)
for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;
(ii)
the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and
(iii)
the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.
(h)
Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from EisnerAmper LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.
(i)
Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.
(j)
Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.
(k)
[Reserved.]
(l)
Form of Pre-Funded Warrant. The Representatives shall have received a form of the Pre-Funded Warrant, in form and substance reasonably satisfactory to the Representatives.
(m)
Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the

Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.
Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 and Section 12, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
Section 8.
Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
Section 9.
Indemnification.
(a)
Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the

Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)
Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the sentences relating to the selling concession to certain dealers appearing in the first paragraph under the caption “Underwriting – Commission and Expenses” and the first paragraph under the caption “Underwriting – Stabilization” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
(c)
Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)
Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
Section 10.
Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.
Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares and Pre-Funded Warrants set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares and Pre-Funded Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.
Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.
No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
Section 14.
Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.
Section 15.
Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Jefferies LLC

520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

UBS Securities LLC
11 Madison Avenue

New York, New York 10010

Attention: Special Equities Group

Email: [***]

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Facsimile number: (646) 291-1469

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: William C. Hicks; John T. Rudy; Alok A. Choksi

Email: [***]; [***]; [***]

If to the Company:

SAB Biotherapeutics, Inc.

777 W. 41st Street, Suite 401

Miami Beach, FL 33140

Attention: Lucy To

Email: [***]

with a copy to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ilan Katz and Brian Lee

Email: [***]; [***]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.
Section 17.
Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 18.
Recognition of the U.S. Special Resolution Regimes.
(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.
Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
Section 20.
Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 21.
Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
Section 22.
General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SAB BIOTHERAPEUTICS, INC.

By:	/s/ Lucy To
Name: Lucy To
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:	/s/ Matthew Kim
Name: Matthew Kim
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Derek Winthrop
Name: Derek Winthrop
Title: Executive Director

By:	/s/ Alexandra Zuber
Name: Alexandra Zuber
Title: Associate Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sumit Khedekar
Name: Sumit Khedekar
Title: Global Head of Healthcare, Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Dan Cocks
Name: Dan Cocks

Title: Managing Director

Schedule A

Underwriters	Number of Firm Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased
Jefferies LLC	7,343,377	1,046,233
UBS Securities LLC	5,410,910	770,909
Citigroup Global Markets Inc.	2,898,702	412,987
Barclays Capital Inc.	2,125,714	302,857
Chardan Capital Markets, LLC.	1,545,974	220,260
Total	19,324,677	2,753,246

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Pricing Information Included in the Time of Sale Prospectus

1.
The Company is selling 19,324,677 Firm Shares.
2.
The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to 3,311,688 Optional Shares.
3.
The public offering price per share for the Offered Shares shall be $3.85.
4.
The Company is selling Pre-Funded Warrants to purchase up to 2,753,246 shares of Common Stock.
5.
The public offering price per Pre-Funded Warrant shall be $3.85 (minus $0.0001).

Schedule C

Permitted Section 5(d) Communications

None.

Exhibit A

Form of Lock-up Agreement

March [∙], 2026

Jefferies LLC
UBS Securities LLC

Citigroup Global Markets Inc.

Barclays Capital Inc.
As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o UBS Securities LLC

11 Madison Avenue

New York, New York 10010

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

RE: SAB Biotherapeutics, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is or may be an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering (the “Offering”) of Shares and/or pre-funded warrants to purchase Shares (the “Pre-Funded Warrants,” and together with the Shares, the “Securities”) for which Jefferies LLC (“Jefferies”), UBS Securities LLC (“UBS”), Citigroup Global Markets Inc. (“Citi”) and Barclays Capital Inc. (“Barclays”) will act as the representatives (Jefferies, UBS, Citi and Barclays collectively, the “Representatives”) of the underwriters (collectively, the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up

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Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,
•
enter into any Swap,
•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or
•
publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Securities, and the sale of the Securities to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Securities or Related Securities (i) by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, (ii) as a bona fide gift to a charity or educational institution, (iii) transfers that occur solely by operation of law pursuant to pursuant to a court order, qualified domestic order or in connection with a divorce settlement, (iv) acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or Related Securities acquired in such open market transactions, or (v) the transfer of Shares to the Company in connection with the exercise, including by and to the extent necessary to cover any “net” or “cashless” exercise, of any options or warrants to acquire Shares or the conversion of any convertible security into Shares in accordance with its terms; provided, however, that in any such case, it shall be a condition to such transfer that:

•
in the case of clauses (i)-(iii) above, each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and such transfers shall not involve a disposition for value, and
•
in the case of clauses (i)-(iii) and (v) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer; provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership during the Lock-Up Period, then such filing,

3

report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the Representatives and the other underwriters are not making a recommendation to the undersigned to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Exhibit B

Directors and Executive Officers

Signing Lock-up Agreement

Directors:

Samuel J. Reich
David Zaccardelli
Eddie J. Sullivan
Katie Ellias
Scott Giberson
Rita Jain
David Charles Link
Erick Lucera
Andrew Moin
William Polvino
Jay Skyler

Executive Officers:

Lucy To
Christoph Bausch
Alexandra Kropotova